                                                                   Exhibit 4.11
-------------------------------------------------------------------------------


                    BRL UNIVERSAL COMPRESSION FUNDING I, L.P.
                                     Issuer


                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                Indenture Trustee



                         ------------------------------

                            SERIES 2001-1 SUPPLEMENT

                          Dated as of February 9, 2001

                                       to

                                    INDENTURE

                          Dated as of February 9, 2001

                         ------------------------------

                               SERIES 2001-1 NOTES

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I

                       Definitions; Calculation Guidelines
Section 101. Definitions.....................................................1

                                   ARTICLE II

                       Creation of the Series 2001-1 Notes


Section 201. Designation....................................................12
Section 202. Authentication and Delivery....................................12
Section 203. Interest Payments on the Series 2001-1 Notes...................13
Section 204. Principal Payments on the Series 2001-1 Notes..................13
Section 205. Amounts and Terms of Series 2001-1 Noteholder Commitments......14
Section 206. Taxes..........................................................16
Section 207. Increased Costs; Capital Adequacy; Illegality..................17

                                   ARTICLE III

                        Series 2001-1 Series Account and
                 Allocation and Application of Amounts Therein

Section 301. Series 2001-1 Series Account...................................19
Section 302. Distributions from Series 2001-1 Series Account................19

                                   ARTICLE IV

                              Additional Covenants

Section 401. Additional Series..............................................20
Section 402. Control Party..................................................20
Section 403. Rule 144A......................................................20
Section 404. Use of Proceeds................................................20
Section 405. Allocation of Prepayments......................................20

                                    ARTICLE V

                 Conditions of Effectiveness and Future Lending

Section 501. Effectiveness of Supplement....................................21



Section 502. Advances on Series 2001-1 Notes................................22

                                   ARTICLE VI

                         Representations and Warranties

Section 601. Existence......................................................24
Section 602. Authorization..................................................24
Section 603. No Conflict; Legal Compliance..................................24
Section 604. Validity and Binding Effect....................................24
Section 605. Financial Statements...........................................24
Section 606. Executive Offices..............................................25
Section 607. No Agreements or Contracts.....................................25
Section 608. Consents and Approvals.........................................25
Section 609. Margin Regulations.............................................25
Section 610. Taxes..........................................................25
Section 611. Other Regulations..............................................26
Section 612. Solvency and Separateness......................................26
Section 613. Survival of Representations and Warranties.....................26
Section 614. No Default.....................................................27
Section 615. Litigation and Contingent Liabilities..........................27
Section 616. Title; Liens...................................................27
Section 617. Subsidiaries...................................................27
Section 618. No Partnership.................................................27

                                   ARTICLE VII

                            Miscellaneous Provisions

Section 701. Ratification of Indenture......................................28
Section 702. Counterparts...................................................28
Section 703. Governing Law..................................................28
Section 704. Statutory References...........................................28


EXHIBITS
--------
A   --    Form of Class A Note


              SERIES 2001-1 SUPPLEMENT, dated as of February 9, 2001 (the "Supplement"), between BRL UNIVERSAL COMPRESSION FUNDING I, L.P., a limited partnership organized under the laws of the State of Delaware (the "Issuer") and Wells Fargo Bank Minnesota, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the "Indenture Trustee").


                              W I T N E S S E T H :


                  Pursuant to the Indenture, dated as of February 9, 2001 (as amended, modified or supplemented from time to time in accordance with its terms, the "Indenture"), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture.

                  Pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes and specify the Principal Terms thereof.


         NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Series 2001-1 Noteholders:



                                    ARTICLE I

                      Definitions; Calculation Guidelines

                  Section 101. Definitions. (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture.

                  "ADJUSTED EURODOLLAR RATE" means on any day, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of 1%, obtained by dividing (i) the LIBOR Rate on such day by (ii) the decimal equivalent of 100% minus the Eurodollar Reserve Percentage on such day.

                  "AFFECTED PARTY" means each Series 2001-1 Noteholder, each Liquidity Bank, all assignees and purchaser of each Series 2001-1 Noteholder or Liquidity Bank, the Deal Agent or any sub-agent of the Deal Agent.

                  "AFFILIATE" shall have the meaning set forth in Section 101 of the Indenture.

                  "AGGREGATE CLASS A NOTE PRINCIPAL BALANCE" means, as of any date of determination, an amount equal to the sum of the Class A Note Principal Balances of all Series 2001-1 Notes then Outstanding.

                  "ALTERNATIVE RATE" means on any day, an interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate on any such day for the outstanding principal amount of any Class A Advance allocated to an Interest Accrual Period shall be the Base Rate if (i) on or before the first day of such Interest Accrual Period, the Deal Agent shall have been notified that a Eurodollar Disruption Event has occurred and is continuing and (ii) as a result thereof, such Class A Advance was funded by a source of funds for which interest is determined by reference to the Base Rate.

                  "APPLICABLE MARGIN" means, with respect to each unpaid Class A Advance during an Interest Accrual Period, one of the following amounts:

         (A) for the period commencing on the Closing Date to (but not excluding) February 9, 2002, either (x) one and one-half of one percent (1.50%) per annum or (y) if a Back-up Management Agreement has not been executed and delivered to each of the Indenture Trustee and the Deal Agent by August 9, 2001, two percent (2%) per annum commencing on (and including) August 9, 2001 to (but excluding) the earlier of (x) February 9, 2002 and (y) the date on which the Back-up Management Agreement is executed and delivered as set forth above;

         (B) for the period commencing on February 9, 2002 to (but including) February 9, 2003, either (x) two percent (2.00%) per annum or (y) if a Back-up Management Agreement has not been executed and delivered to each of the Indenture Trustee and the Deal Agent, three and one-half percent (3.5%) per annum provided that this clause (y) shall cease to be effective on the date on which the Back-up Management Agreement is executed and delivered as set forth above;

         (C)      for the period from February 9, 2003 and thereafter, either
                  (x) two and one-half of one percent (2.50%) per annum or (y) if a Back-up Management Agreement has not been executed and delivered to each of the Indenture Trustee and the Deal Agent, three and one half percent (3.5%) provided that this clause
                  (y) shall cease to be effective on the date on which the Back-up Management Agreement is executed and delivered.

         (D) if any Class A Advance (or portion thereof) has been funded utilizing a source of funds for which interest is determined by reference to the Base Rate, then, for any period of time for which such Class A Advance has been funded at the Base Rate, zero.

                  "APPRAISED VALUE" shall have the meaning set forth in Section 101 of the Indenture.

                  "ASSET BASE" shall have the meaning set forth in Section 101 of the Indenture.

                  "ASSET BASE CERTIFICATE" shall have the meaning set forth in
Section 101 of the Indenture.

                  "AVAILABILITY" means, as of any date of determination for any Series 2001-1 Noteholder prior to the Conversion Date, the lesser of (A) the excess, if any of (x) the Class A Note Existing Commitment of such Series 2001-1 Noteholder on such date of determination over (y) the then Class A Note Principal Balance of such Series 2001-1 Note owned by such Series 2001-1 Noteholder on such date of determination or (B) the excess, if any, of (x) the Percentage of such Series 2001-1 Noteholder of the Asset Base over (y) the then Class A Note Principal Balance of the Series 2001-1 Note owned by such Series 2001-1 Noteholder. On or subsequent to the Conversion Date, zero.

                  "BACK-UP MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 101 of the Indenture.

                  "BASE RATE" means on any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50% per annum.

                  "BREAKAGE COSTS" shall have the meaning set forth in Section 205(c) hereof.

                  "BUSINESS DAY" shall have the meaning set forth in Section 101 of the Indenture.

                  "CAPITAL" shall have the meaning set forth in the Partnership Agreement.

                  "CLASS A ADVANCE" means an advance of funds made by a Class A Noteholder pursuant to the provisions of Section 205(b) of this Supplement.

                  "CLASS A NOTE" means any one of the notes, substantially in the form of Exhibit A to this Supplement, issued pursuant to the terms of this Supplement.

                  "CLASS A NOTE EXISTING COMMITMENT" means the aggregate initial commitment to purchase the Class A Notes, expressed as a dollar amount, subject to reduction in accordance with the terms of the Series 2001-1 Note Purchase Agreement.

                  "CLASS A NOTE INTEREST PAYMENT" means for each Payment Date and each Series 2001-1 Noteholder, an amount equal to the sum, for each day during the immediately preceding calendar month ending on the immediately preceding day, of an amount equal to the product of (i) the principal amount of each Class A Advance, (ii) a rate equal to the sum of (x) the Alternative Rate on such day and (y) the Applicable Margin, and (iii) 1/360, in the case of the Adjusted Eurodollar Rate, or 1/365 or 1/366, as applicable, in the case of the Base Rate.

The Deal Agent shall, by not later than the fifth (5th) Business Day proceeding each Payment Date, deliver to each of the Issuer and the Manager a calculation of the Class A Note Interest Payment payable on such Payment Date.

                  "CLASS A NOTE PRINCIPAL BALANCE" means, with respect to any Class A Note as of any date of determination, an amount equal to the excess of
(x) the sum of (A) the Class A Note Principal Balance of such Class A Note on the Effective Date and (B) the sum of all Class A Advances made by such Class A Noteholder on or subsequent to the Effective Date, over (y) the cumulative amount of all other principal payments (including Prepayments) actually paid to such Series 2001-1 Noteholder subsequent to the Effective Date.

                  "CLASS A NOTE UNUSED COMMITMENT" means, with respect to any Series 2001-1 Noteholder as of any date of determination: (A) prior to the Conversion Date the excess of (i) the Class A Note Existing Commitment then in effect for such Series 2001-1 Noteholder, over (ii) the Class A Note Principal Balance of the Series 2001-1 Note owned by such Series 2001-1 Noteholder as of such date of determination, measured after giving effect to all Class A Advances made and all principal payments to be received by such Series 2001-1 Noteholder on such date of determination and (B) on or subsequent to the Conversion Date, zero.

                  "CLASS A NOTEHOLDER" means a Series 2001-1 Noteholder.

                  "CLOSING" means the time at which each of the conditions precedent set forth in Article V of this Supplement shall have been duly fulfilled or satisfied.

                  "CLOSING DATE" means the date on which Closing occurs.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "COLLATERAL" shall have the meaning set forth in Section 101 of the Indenture.

                  "COLLECTION PERIOD" shall have the meaning set forth in
Section 101 of the Indenture.

                  "COMMERCIAL PAPER NOTE" shall mean short-term promissory notes having a maturity of between 1 and 270 days.

                  "COMMITMENT FEE" shall have the meaning set forth in Section 205(d) hereof.

                  "COMMITMENT FEE PERCENTAGE" means, as of any date of determination, one-half of one percent (0.50%) per annum.

                  "COMPRESSOR" shall have the meaning set forth in Section 101 of the Indenture.

                  "CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated as of February 9, 2001, between Universal and the Transferor, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "CONTRIBUTOR" shall have the meaning set forth in the Contribution Agreement.

                  "CONTROL PARTY" has the meaning set forth in Section 402 of this Supplement.

                  "CONVERSION DATE" means, with respect to Series 2001-1, the earlier to occur of (x) the date on which a Trigger Event occurs and (y) February 9, 2002, as the date in this clause (y) may be extended annually with the prior written consent of all of the Holders of the Series 2001-1 Notes.

                  "CREDIT AND COLLECTION POLICY" means the credit and collection policy of Universal initially specified in Exhibit C to the Management Agreement and subsequently reported in accordance with the terms of the Management Agreement.

                  "DEAL AGENT" means First Union Securities, Inc.

                  "DEFAULT INTEREST" means, for any Payment Date, the incremental amount of interest payable on the Class A Notes in accordance with the provisions of Section 203(b) hereof.

                  "DEFINITIVE NOTE" shall have the meaning set forth in Section 101 of the Indenture.

                  "DETERMINATION DATE" means the third Business Day prior to any Payment Date.

                  "DOLLARS" and the sign "$" means lawful money of the United States of America.

                  "EFFECTIVE DATE" means February 9, 2001.

                  "ELIGIBLE ACCOUNT" shall have the meaning set forth in Section 101 of the Indenture.

                  "EURODOLLAR DISRUPTION EVENT" means any of the following: (a) a determination by a Class A Noteholder, the Liquidity Bank (or any of its assignees or participants) or the Deal Agent that it would be contrary to law (on any of its assignees or participants) or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain any Class A Advance for such Interest Accrual Period, (b) a determination by a Class A Noteholder, the Liquidity Bank (or any of its assignees or participants) or the Deal Agent that the rate at which deposits of Dollars are being offered to such lender in the London interbank market does not accurately reflect the cost to such Class A Noteholder or the Liquidity Bank (or any of its assignees or participants) of making, funding or maintaining any Class A Advance for such Interest Accrual Period, (c) the inability of a Class A Noteholder or the Liquidity Bank (or any of its assignees or participants) to obtain Dollars in the London interbank market to make, fund or maintain any Class A Advance for such Interest Accrual Period or (d) any Liquidity Bank shall have notified the Deal Agent of the inability, for any reason, of such Liquidity Bank or any of its assignees or participants to determine the Adjusted Eurodollar Rate.

                  "EURODOLLAR RESERVE PERCENTAGE" means for any day in any Interest Accrual Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable), the reserve percentage applicable on such day under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for FUNB, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board, as in effect from time to time) and having a term equal to such Interest Accrual Period.

                  "EVENT OF DEFAULT" means, with respect to any Series, the occurrence of any of the events or conditions set forth in Section 801 of the Indenture.

                  "FEDERAL FUNDS RATE" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by FUNB (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of FUNB, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "FUNB" means First Union National Bank.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall have the meaning set forth in Section 101 of the Indenture.

                  "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in
Section 101 of the Indenture.

                  "HEAD LEASE" means the Master Equipment Lease Agreement, dated as of February 9, 2001, by and between the Head Lessor and the Head Lessee, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "INCREASED COSTS" means any fee, expense or increased cost charged to a Series 2001-1 Noteholder on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule, or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority as provided by Section 207 of this Supplement.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 206(a) hereof.

                  "INDENTURE COMPLIANCE CERTIFICATE" means the certificate of the Issuer given pursuant to Section 502(c) hereof.

                  "INDENTURE TRUSTEE" means the Person performing the duties of the Indenture Trustee under the Indenture; initially, Wells Fargo Bank Minnesota, National Association.

                  "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 101 of the Indenture.

                  "INSOLVENCY LAW" means the Bankruptcy Code or similar applicable law in any State or other applicable jurisdiction.

                  "INTEREST ACCRUAL PERIOD" means, with respect to a Payment Date, the period beginning with, and including, the first day of the immediately preceding calendar month and ending on and including the last of such calendar month; except that, in the case of the first Interest Accrual Period for each Class A Advance, the period beginning with and including the initial funding date and ending on and including the last day of the calendar month immediately preceding the initial Payment Date. If such period is associated with LIBOR Rate fundings, the Interest Accrual Period shall be at the Deal Agent's discretion; provided, however, that such period shall end not later than either the Payment Date of the following month or the Payment Date of the second succeeding month

                  "INTEREST RATE SWAP AGREEMENT" shall have the meaning set forth in Section 101 of the Indenture.

                  "ISSUER" BRL Universal Compression Funding I, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and its successors and permitted assigns.

                  "LEASE" shall have the meaning set forth in Section 101 of the Indenture.

                  "LEASE POOL" shall have the meaning set forth in the Head
Lease.

                  "LIBOR"  means the London Interbank Offered Rate.

                  "LIBOR RATE" means, for any day during any Interest Accrual Period and any Class A Advance, an interest rate per annum equal to:

                  (i) to the extent that VFCC has funded the acquisition of, or maintenance of its investment in, the Class A Notes through the issuance of Commercial Paper Notes:

                      (a) the posted rate for 30-day deposits in United States
                   Dollars appearing on Telerate page 3750 as of 11:00 a.m.
                  (London time) at such time and on such day; or

                      (b) if no such rate appears on Telerate page 3750 at such time and on such day, then the LIBOR Rate shall be determined by First Union at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in Dollars are being, have been, or would be offered or quoted by First Union to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Caroline time) on such day; and

                  (ii) in all other case:

                      (a) the posted rate for 30-day deposits in United States
                  Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) at such time and on such day; or

                      (b) if no such rate appears on Telerate page 3750 at such
                  time and on such day, then the LIBOR Rate shall be determined by First Union at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in Dollars are being, have been, or would be offered or quoted by First Union to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

                  "LIEN" shall have the meaning set forth in Section 101 of the Indenture.

                  "LIQUIDITY AGREEMENT" means the liquidity agreement, dated as of February 9, 2001 among VFCC, the investors named therein, First Union Securities, Inc. and FUNB, as such agreement shall be amended, modified or supplemented from time to time in accordance with its terms.

                  "LIQUIDITY BANK" means FUNB, as the liquidity bank under the Series 2001-1 Note Purchase Agreement, and its permitted successors and assigns.

                  "MAJORITY OF HOLDERS" means, with respect to the Series 2001-1 Notes, one or more Class A Noteholders representing more than fifty percent (50%) of the then Aggregate Class A Note Principal Balance.

                  "MANAGEMENT AGREEMENT" means the management agreement, dated as of February 9, 2000, among the Manager, the Head Lessee and the Head Lessor, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

                  "MANAGER" means the Person performing the duties of the Manager under the Management Agreement; initially, Universal.

                  "MANAGER DEFAULT" means the occurrence of any of the events or conditions set forth in Section 12.1 of the Management Agreement.

                  "MATERIAL ADVERSE CHANGE" shall have the meaning set forth in
Section 101 of the Indenture.

                  "NOTEHOLDER" or "HOLDER" shall have the meaning set forth in
Section 101 of the Indenture.

                  "NOTE REGISTER" shall have the meaning set forth in Section 101 of the Indenture.

                  "OTHER TAXES" shall have the meaning set forth in Section 206(b) of this Supplement.

                  "OUTSTANDING" shall have the meaning set forth in Section 101 of the Indenture.

                  "OVERDUE RATE" means, for any Determination Date, an interest rate per annum equal to the sum of (i) the Base Rate then in effect plus (ii) two percent (2%).

                  "PAYMENT DATE" shall have the meaning set forth in Section 201 hereof.

                  "PERCENTAGE" means, with respect to any Series 2001-1 Noteholder as of any date of determination, a fraction (expressed as a percentage), the numerator of which is the Series 2001-1 Noteholder's Class A Note Existing Commitment and the denominator of which is equal to the aggregate Class A Note Existing Commitments of all Series 2001-1 Noteholders.

                  "PERSON" shall have the meaning set forth in Section 101 of the Indenture.

                  "POTENTIAL TRIGGER EVENT" means any event or condition that, with notice or the passage of time or both, could reasonably be expected to constitute a Trigger Event.

                  "PREPAYMENTS" shall have the meaning set forth in Section 101 of the Indenture.

                  "PRIME RATE" means the interest rate per annum announced by FUNB from time to time as its "prime rate" or "base rate" in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by FUNB in connection with extensions of credit to debtors.

                  "PRINCIPAL PAYMENT AMOUNT" shall have the meaning set forth in the Indenture.

                  "RATING AGENCY" or "RATING AGENCIES" shall have the meaning set forth in Section 101 of the Indenture.

                  "RATING AGENCY CONDITION" shall have the meaning set forth in
Section 101 of the Indenture.

                  "RECORD DATE" shall have the meaning set forth in Section 101 of the Indenture.

                  "REQUISITE GLOBAL MAJORITY" shall have the meaning set forth in Section 101 of the Indenture.

                  "SALE AGREEMENT" means the Sale Agreement, dated as of February 9, 2001, between UCO Compression LLC and the Issuer, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "SCHEDULED PRINCIPAL PAYMENT AMOUNT" means, for the Series 2001-1 Notes for any Payment Date, one of the following:

                  (1) on any Payment Date prior to the expiration of a Term of a Lease Pool, zero;

                  (2) on the expiration date of a Term of a Lease Pool, an amount determined in accordance with the following formula:

                        ACNPB - CDDE   +   TPPA

where:

                        ACNPB = the sum of (i) Aggregate Class A Note Principal Balance on such Termination Date and (ii) the unpaid principal balance of the Capital on such Termination Date; and

                        CDDE = the sum of (i) Aggregate Class A Note Principal Balance on the Conversion Date and (ii) the unpaid principal balance of the Capital on the Conversion Date;

                        TPPA = the sum of the Targeted Principal Payout Amounts (determined on the Conversion Date) for all Lease Pools (including the Lease Pool under consideration) whose Term has expired or terminated on or prior to the Termination Date under consideration.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SELLER" means UCO Compression LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and permitted assigns.

                  "SENIOR CLASS PRIORITY PAYMENTS" shall have the meaning set forth in Section 201 hereof.

                  "SERIES 2001-1" shall mean the Series of Notes the terms of which are specified in this Supplement.

                  "SERIES 2001-1 FINAL MATURITY DATE" means the Payment Date occurring in FEBRUARY 2009.

                  "SERIES 2001-1 INITIAL COMMITMENT" means $194,000,000.

                  "SERIES 2001-1 NOTEHOLDER" shall mean the Person in whose name a Series 2001-1 Note is registered in the Note Register.

                  "SERIES 2001-1 NOTES" shall have the meaning set forth in "CLASS A NOTE".

                  "SERIES 2001-1 NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement among the Issuer, VFCC and the Deal Agent, dated as of February 9, 2001 pursuant to which VFCC agreed to purchase certain Series 2001-1 Notes.

                  "SERIES 2001-1 SERIES ACCOUNT" means the account established by the Issuer in the name of the Indenture Trustee with the Indenture Trustee into which funds are deposited from the Trust Account pursuant to Section 302 of the Indenture.

                  "SERIES 2001-1 TRANSACTION DOCUMENTS" means any and all of the Indenture, this Supplement, the Series 2001-1 Notes, the Management Agreement, the Back-up Management Agreement, the Contribution Agreement, the Bill(s) of Sale, the Representation and Warranty Agreement, the Sale Agreement, the Head Lease, Head Lessee Security Agreement, the Series 2001-1 Note Purchase Agreement, the Liquidity Agreement, the Interest Rate Swap Agreements, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2001-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

                  "TARGETED PRINCIPAL PAYOUT AMOUNT" means an amount determined for each Lease Pool on the Conversion Date equal to the product of (x) a fraction the numerator of which is the Advance Rate for such Lease Pool and the denominator of which is the sum of the Advance Rates for all Lease Pools in effect on the Conversion Date and (y) the sum of (i) the Aggregate Class A Note Principal Balance on the Conversion Date and (ii) the unpaid principal balance of the Capital on the Conversion Date.

                  "TAXES" shall have the meaning set forth in Section 206(a) of this Supplement.

                  "TERM" shall have the meaning set forth in Section 4 of the Head Lease.

                  "TERMINATION DATE" shall have the meaning set forth in Section 1 of the Head Lease.

                  "TRANSFEROR" means UCO Compression LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  "TRIGGER EVENT" shall have the meaning set forth in Section 101 of the Indenture.

                  "TRUST ACCOUNT" shall have the meaning set forth in Section 101 of the Indenture.

                  "UNIVERSAL" shall mean Universal Compression Inc., a Delaware corporation, and its successor and permitted assigns.

                  "UNIVERSAL PARTY" means any one or more of the Issuer, the Seller, the Lessee, the Transferor, the Contributor, the Manager or any Affiliate of any of the foregoing.

                  "VFCC" means Variable Funding Capital Corporation, a Delaware corporation, and its successors and assigns.

                  (b) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture.

                                   ARTICLE II

                      Creation of the Series 2001-1 Notes

                  Section 201. Designation. There is hereby created a Series of Notes to be issued in one Class pursuant to the Indenture and this Supplement to be known respectively as "BRL Universal Compression Funding I, L.P. Floating Rate Secured Notes, Series 2001-1". The Series 2001-1 Notes will be issued on the Effective Date in the initial principal balance of up to $194,000,000 and will not have priority over any Senior Class of any other Series, except to the extent set forth in the Supplement for such other Series.

                  (a) The Payment Date with respect to the Series 2001-1 Notes shall be the 15th day of each month, commencing March 15, 2001 or, if such day is not a Business Day, the immediately following Business Day , so long as such Business Day does not occur in the succeeding month or (ii) if the immediately following Business Day would fall in the succeeding month, the Business Day immediately preceding the fifteenth (15th) day of such month (each a "Payment Date").

                  (b) The Series 2001-1 Notes shall be issued as Definitive Notes, substantially in the form of Exhibit A hereto. The transfer restrictions set forth in Section 202(i) and Section 205(g) and (h) of the Indenture shall not be applicable to any transfer of the Note (or an interest therein) by VFCC to the Liquidity Bank in accordance with the provisions of the Liquidity Agreement.

                  (c) Payments of principal on the Series 2001-1 Notes shall be payable from funds on deposit in the Series 2001-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and
Article III of this Supplement.

                  (d) The Class A Note Interest Payment and the Commitment Fee shall constitute "Senior Class Priority Payments", as such term is utilized in the Indenture. The Scheduled Principal Payment Amount shall constitute the "Principal Payment Amount" for Series 2001-1, as such term is utilized in the Indenture.

                  (e) On the Closing Date, there is no Series Enhancer or Enhancement Agreement applicable to the Series 2001-1 Notes. In addition, no Rating Agencies have been designated for the Series 2001-1 Notes on the Closing Date.

                  (f) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

                  Section 202. Authentication and Delivery.

                  (a) On the Effective Date, Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 201 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, (i) shall authenticate (by manual or facsimile signature), subject to compliance with the conditions precedent set forth in Section 501 hereof and the Series 2001-1 Note

Purchase Agreement, the Series 2001-1 Notes in accordance with such written directions, and (ii) subject to compliance with the conditions precedent set forth in Section 501 hereof and the Series 2001-1 Note Purchase Agreement, shall deliver such Series 2001-1 Notes to the Noteholders in accordance with such written directions.

                  (b) In accordance with Section 202 of the Indenture, the Class A Notes shall be represented by one or more Definitive Notes.

                  (c) The Series 2001-1 Notes shall be executed by manual or facsimile signature by the Issuer and shall be substantially in the form of Exhibit A hereto.

                  (d) The Series 2001-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $100,000 in excess thereof.

                  Section 203. Interest Payments on the Series 2001-1 Notes.

                  (a) Interest on Series 2001-1 Notes. Interest will be paid on each Series 2001-1 Note in an amount equal to the Class A Note Interest Payment. Such Class A Note Interest Payment shall be payable on each Payment Date from amounts on deposit in the Series 2001-1 Series Account in accordance with
Section 302 of this Supplement. To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall, together with interest thereon at the interest rate applicable to such Interest Accrual Period, shall be due and payable on the immediately succeeding Payment Date.

                  (b) Interest on Overdue Amounts. If the Issuer shall default in the payment when due of (i) the unpaid principal balance of any Series 2001-1 Notes on the Series 2001-1 Final Maturity Date, or (ii) the Class A Note Interest Payment on any Series 2001-1 Note when due, or (iii) any other amount becoming due under this Supplement, the Issuer shall, pursuant to Section 302 hereof, from time to time pay interest (the incremental interest payable in excess of the interest otherwise payable, "Default Interest") on such unpaid amounts, to the extent permitted by applicable law, to, but not including, the date of actual payment (after as well as before judgment), at a rate per annum equal to the Overdue Rate, for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof. Any such Default Interest shall be payable at the times and subject to the priorities set forth in Section 302 of this Supplement.

                  Section 204. Principal Payments on the Series 2001-1 Notes. In addition to any Prepayment required pursuant to the provisions of Section 204(b) hereof, the principal balance of the Series 2001-1 Notes shall be payable on each Payment Date from amounts on deposit in the Series 2001-1 Series Account in an amount equal to the Scheduled Principal Payment Amount for such Payment Date. The unpaid principal amount of the Series 2001-1 Notes together with all unpaid interest (including all Default Interest), fees (including all Commitment Fees), expense, costs and other amounts payable by the Issuer to the Series 2001-1 Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2001-1 Notes have been accelerated in accordance with Section 802 of the Indenture and (y) the Series 2001-1 Final Maturity Date.

                  (a) So long as a Trigger Event is continuing, the principal balance of the Series 2001-1 Notes shall be required to be prepaid at the times and in the amounts set forth in Section 702(b) of the Indenture. In connection with any Prepayment made in accordance with this Section 204(b), the Issuer shall pay (i) any Breakage Costs assessed by the Deal Agent, on behalf of the Class A Noteholders or the Liquidity Bank and (ii) any fees and costs assessed by any Eligible Interest Rate Swap Counterparty.

                  (b) The Issuer may, on any Payment Date and upon three (3) Business Days' prior notice (which notice shall be irrevocable when given), voluntarily prepay the Class A Note Principal Balance after notice to the Series 2001-1 Noteholders in accordance with the terms of this Supplement, by making a wire transfer to the Class A Noteholders; provided, however, that the Issuer may not make such repayment from funds in the Trust Account or the Series 2001-1 Series Account, except to the extent that funds in any such account would be otherwise be payable to the Issuer in accordance with the terms of this Supplement. In connection with any Prepayment made in accordance with this
Section 204(b), the Issuer shall pay (i) any Breakage Costs assessed by the Deal Agent, on behalf of the Class A Noteholders or the Liquidity Bank and (ii) any fees and costs assessed by any Eligible Interest Rate Swap Counterparty.

                  Section 205. Amounts and Terms of Series 2001-1 Noteholder Commitments.

                  (a) Commitments. Subject to the terms and conditions of this Supplement and the Series 2001-1 Note Purchase Agreement, each Series 2001-1 Noteholder shall make its portion of the Series 2001-1 Initial Commitment available to the Issuer on the Effective Date.

                  (b) Advances. Prior to the Conversion Date each Class A Note shall be a revolving note with a maximum principal amount equal to the Class A Note Existing Commitment then in effect for the related Series 2001-1 Noteholder. The Deal Agent shall maintain a record of all Class A Advances and repayments made on the Series 2001-1 Notes and absent manifest error such records shall be conclusive. On any two Business Days in any calendar month requested by the Issuer and presuming that the Issuer shall have given three Business Days' prior notice to the Deal Agent and shall have satisfied all applicable conditions precedent set forth in Article V hereof, each Series 2001-1 Noteholder shall, subject to the terms and conditions of the Class A Note Purchase Agreement, deposit with the account designated by the Issuer by wire transfer of same day funds an amount equal to its Percentage of the requested Class A Advance; provided, however, that, each Class A Advance by each Class A Noteholder shall be for an amount (A) not less than the lesser of (x) its then unused Class A Note Existing Commitment and (y) Five Million Dollars ($5,000,000) in the case of the first Class A Advance and thereafter Five Hundred Thousand Dollars ($500,000), and (B) not greater than the Availability of such Series 2001-1 Noteholder on such Business Day;

provided, further, that in the event that any Series 2001-1 Noteholder fails to make a Class A Advance in accordance with its Class A Note Existing Commitment, then the other Series 2001-1 Noteholder(s) shall not be obligated to fund the Percentage of the defaulted Series 2001-1 Noteholder(s).

                  (c) Each request for a Class A Advance shall be submitted in writing to the Deal Agent in the manner contemplated in Section 1207 of the Indenture by not later than 1:00 p.m. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested advance and shall be irrevocable when given.

                  Each request for a Class A Advance shall constitute a reaffirmation by Issuer that (1) no Event of Default, Manager Default or Trigger Event has occurred and is continuing and (2) the representations and warranties contained in the Series 2001-1 Transaction Documents are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

                  If (i) any Class A Advance requested by the Issuer is not made or effectuated, for any reason whatsoever, related to a default or nonperformance by the Issuer, on the date specified thereof or (ii) any optional prepayment of the Series 2001-1 Notes is not made when specified in the notice delivered pursuant to Section 702 of the Indenture, the Issuer shall indemnify each Class A Noteholder against any reasonable loss, cost or expense directly incurred by such Class A Noteholder (excluding any consequential or other similar damages), including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by the Deal Agent), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Class A Noteholder (as determined by the Deal Agent) to fund or maintain such Class A Advance, as the case may be, during such Interest Accrual Period (all of the foregoing collectively, "Breakage Costs").

                  (d) On each Payment Date, the Issuer shall pay a commitment fee (the "Commitment Fee") to each Class A Noteholder in an amount equal to the product for each day during the immediately preceding Collection Period of (x) the applicable Commitment Fee Percentage on such date, (y) a fraction (expressed as percentage) the numerator of which is one and the denominator of which is equal to the actual number of days in the applicable year and (z) the Class A Note Unused Commitment of such Class A Noteholder on such date. Such Commitment Fee shall be payable from amounts then on deposit in the Series 2001-1 Series Account in accordance with Section 302 hereof.

                  (e) All payments of principal and interest on the Series 2001-1 Notes shall be paid to the Class A Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 11:00 a.m. (New York City time) on the related Payment Date. Any payments received by a Class A Noteholder after 11:00 a.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

                  (f) All payments received by the Deal Agent from the Issuer by wire transfer of immediately available funds prior to 11:00 a.m. (New York City time) on the related Payment Date shall be disbursed by the Deal Agent to the Class A Noteholders or the Liquidity Bank by no later than 3:00 p.m. on such Business Day. Any payments received by the Deal Agent after 11:00 a.m. (New York City time) on any day shall be paid to the Class A Noteholders by 11:00 a.m. on the next Business Day.

                  Section 206. Taxes.

                  (a) In addition to payments of principal and interest on the Series 2001-1 Notes when due, the Issuer shall pay, but only in accordance with the priorities for distributions set forth in Section 302 of this Supplement, any and all present or future taxes, fees, duties, levies, imposts, or charges, or any other similar deduction or withholding, whatsoever imposed by any Governmental Authority, and all liabilities with respect thereto, excluding, in the case of each Series 2001-1 Noteholder and any Person to whom a Series 2001-1 Noteholder has sold an interest in the Series 2001-1 Note, the Deal Agent and any Liquidity Bank (such Series 2001-1 Noteholder and any such Person being an "Indemnified Party"), such taxes as are imposed on or measured by each Indemnified Party's net income by the jurisdiction under the laws of which such Indemnified Party, as the case may be, is organized or maintains an office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                  (b) In addition, the Issuer shall pay, subject to the priorities set forth in Section 302, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Supplement or any other documents related to the issuance of the Series 2001-1 Notes except for any such taxes due upon the transfer by a Class A Noteholder of its Series 2001-1 Notes (hereinafter referred to as "Other Taxes").

                  (c) If any Taxes or Other Taxes are directly asserted or imposed against any Indemnified Party, the Issuer shall indemnify and hold harmless such Indemnified Party, subject to the priorities for distribution set forth in Section 302, for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 206) paid by the Indemnified Party and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. If the Issuer fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Indemnified Party the required receipts or other required documentary evidence, the Issuer shall indemnify the Indemnified Party for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Indemnified Party as a result of any such failure. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 302 of this Supplement after the Indemnified Party makes written demand therefor. Indemnified Party shall give prompt notice to Issuer of any assertion of Taxes or Other Taxes so that Issuer may, at its option, contest such assertion.

                  (d) Within thirty (30) days after the date of any payment by the Issuer of Taxes or Other Taxes, the Issuer shall furnish to each of the Series 2001-1 Noteholders the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Series 2001-1 Noteholders.

                  (e) Taxes and Other Taxes shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 of this Supplement.

                  (f) On or before the date it acquires a Series 2001-1 Note (and, so long as it may properly do so, periodically thereafter, as requested by Issuer, to keep forms up to date), each Series 2001-1 Noteholder that is organized under the laws of a jurisdiction outside the United States of America hereby is deemed to have agreed by its acceptance of its Series 2001-1 Note to deliver to the Indenture Trustee any certificates, documents or other evidence that shall be required by the Code (or any regulations issued pursuant thereto) to establish that, assuming the Series 2001-1 Notes are properly characterized as indebtedness, it is exempt from existing United States Federal withholding requirements, including two original copies of Internal Revenue Service Form W-8BEN or Form W-8ECI or applicable successor form, properly completed and duly executed by the Series 2001-1 Noteholder certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes (or at a reduced rate). If any Series 2001-1 Noteholder does not comply with the requirements of this Section 206(f), then the amounts payable to such Series 2001-1 Noteholder pursuant to this Section 206 shall be limited to reflect such withholding. Any Person making a payment to any Class A Noteholder of Class A Note Interest Payment, Scheduled Principal Payment Amount or Commitment Fees shall be considered as having been paid by the Issuer to the Series 2001-1 Noteholder for all purposes of this Supplement.

                  Section 207. Increased Costs; Capital Adequacy; Illegality.

                  (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or
(ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to Class A Note, or any right to make Class A Advance hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the Adjusted Eurodollar Rate), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting a Series 2001-1 Note or any Series 2001-1 Noteholder's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

                  (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

                  (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, then within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

                  (d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Issuer and the Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.

                  (e) If a Liquidity Bank shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, the Deal Agent shall in turn so notify the Issuer, whereupon all Class A Advances in respect of which Class A
Note Interest Payment accrues at the Adjusted Eurodollar Rate shall immediately be converted into a Class A Advance in respect of which interest accrues at the Base Rate.

                  (f) Any amounts payable by the Issuer pursuant to this Section 207 shall be paid in accordance with the provisions of Section 302 hereof and shall not constitute a claim against the Issuer or the Collateral in the event that such amounts are not paid in accordance with Section 302 of this Supplement.

                                    ARTICLE III

                        Series 2001-1 Series Account and
                 Allocation and Application of Amounts Therein

                  Section 301. Series 2001-1 Series Account. The Issuer shall establish on the Closing Date and maintain in the name of the Indenture Trustee, so long as any Series 2001-1 Note is Outstanding, an Eligible Account at Wells Fargo Bank Minnesota, National Association which shall be designated as the Series 2001-1 Series Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2001-1 Noteholders pursuant to the Indenture and this Supplement. All deposits of funds by or for the benefit of the Series 2001-1 Noteholders from the Trust Account shall be accumulated in, and withdrawn from, the Series 2001-1 Series Account in accordance with the provisions of the Indenture and this Supplement.

                  Section 302. Distributions from Series 2001-1 Series Account . On each Payment Date, the Indenture Trustee shall distribute funds then on deposit in the Series 2001-1 Series Account in accordance with the priorities set forth below:

                      (i) To each Holder of a Series 2001-1 Note on the immediately preceding Record Date, an amount equal to the Class A Note Interest Payment (exclusive of Default Interest) payable to such Series 2001-1 Noteholders for such Payment Date;

                      (ii) To each Holder of a Series 2001-1 Note on the immediately preceding Record Date, an amount equal to the Commitment Fee payable to such Series 2001-1 Noteholders for such Payment Date;

                      (iii) To each Holder of a Series 2001-1 Note on the
                  immediately preceding Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to Series 2001-1 on such Payment Date;

                      (iv) To each Holder of a Series 2001-1 Note on the immediately preceding Record Date, an amount equal to its pro rata portion of any principal Prepayment then due and payable to Series 2001-1 on such Payment Date;

                      (v) To each Holder of a Series 2001-1 Note, pro rata, an amount equal to Taxes, Other Taxes, Increased Costs, Breakage Costs, indemnities and other amounts (including Default Interest) then due and payable by the Issuer to the Series 2001-1 Noteholders pursuant to the Series 2001-1 Transaction Documents; and

                      (vi) After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer, any remaining amounts then on deposit in the Series 2001-1 Series Account.

                                   ARTICLE IV

                              Additional Covenants

                  In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2001-1 Noteholders:

                  Section 401. Additional Series. The Issuer shall not issue any additional Series of Notes on or after the Closing Date without (a) the Rating Agency Condition (if any Series of Notes are then rated by a Rating Agency, (b) confirmation, in writing, that the unpaid principal balances of all Series of Notes then Outstanding do not exceed the Asset Base, as evidenced by the Asset Base Certificate most recently received by the Indenture Trustee (dated not earlier than the preceding Payment Date), (c) receipt of a certificate from an officer of the Issuer stating that no Trigger Event, Manager Default or Event of Default has occurred and is then continuing or would result from the issuance of such new Series and (d) the Deal Agent shall have given its prior written consent.

                  Section 402. Control Party. For purposes of determining a Requisite Global Majority pursuant to Section 503 of the Indenture, the Control Party of Series 2001-1 shall mean the Majority of Holders of the Series 2001-1 Notes then Outstanding.

                  Section 403. Rule 144A. So long as any of the Series 2001-1 Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, or Rule 12g3-2(b) thereunder, provide to any Series 2001-1 Noteholder of such restricted securities, or to any prospective Series 2001-1 Noteholder of such restricted securities designated by a Series 2001-1 Noteholder, upon the request of such Noteholder or prospective Series 2001-1 Noteholders, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

                  Section 404. Use of Proceeds. The proceeds from the issuance of the Series 2001-1 Notes shall be used to purchase certain Head Lessor Compressors and for general corporate purposes.

                  Section 405. Allocation of Prepayments. So long as Series 2001-1 is the only Series Outstanding, all principal Prepayments permitted or required pursuant to Section 702 of the Indenture shall be allocated solely to Series 2001-1.

                                    ARTICLE V

                 Conditions of Effectiveness and Future Lending

                  Section 501. Effectiveness of Supplement. The effectiveness of this Supplement is subject to the condition precedent that the Indenture Trustee shall have received all of the following, each duly executed and dated as of the Closing Date, in form and substance satisfactory to each of the Series 2001-1 Noteholders and each (except for the Series 2001-1 Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Series 2001-1 Noteholder (notwithstanding the satisfaction of the conditions precedent, upon the making of a Class A Advance hereunder, all of Indenture Trustee's rights under this Agreement (and by operation of law) shall vest in the Indenture Trustee, whether or not the conditions precedent to such Advance were in fact satisfied):

                  (a) Series 2001-1 Notes. Separate Series 2001-1 Notes executed by the Issuer in favor of each Series 2001-1 Noteholder in the aggregate stated principal amount of such Series 2001-1 Notes that such Noteholder has agreed to purchase.

                  (b) Certificate(s) of Secretary or Assistant Secretary. Separate certificates executed by the corporate secretary or assistant secretary of each Universal Party, each dated the Closing Date, certifying (i) that the respective company has the authority to execute and deliver, and perform its respective obligations under each of the Series 2001-1 Transaction Documents to which it is a party, and (ii) that attached are true, correct and complete copies of the organic documents, authorizations and incumbency certificates in form and substance satisfactory to the Series 2001-1 Noteholders, as to such matters as they shall require.

                  (c) Security Documents. The Indenture and this Supplement, in form and substance satisfactory to the Series 2001-1 Noteholders, the Indenture Trustee and the Deal Agent, shall have been executed and delivered by Issuer, and all other parties thereto, together with all Uniform Commercial Code financing statements and other documents reasonably requested by Series 2001-1 Noteholders Indenture Trustee or the Deal Agreement.

                  (d) Opinions of Counsel. Opinions of Counsel to the Issuer, as to perfection and priority of the Indenture Trustee's security interest in the Collateral, and from counsel to the Issuer, Contributor, the Head Lessee and Manager, in form and in substance satisfactory to the Series 2001-1 Noteholders, as to true sale, non-consolidation and any other such matters as they shall require.

                  (e) Series 2001-1 Transaction Documents. Each of the Series 2001-1 Transaction Documents shall have been duly executed and delivered and all of the conditions precedent therein have either been satisfied or waived by the Deal Agent.

                  (f) Insurance. The Indenture Trustee shall have received certificates evidencing insurance coverage in respect of the Compressors, which shall be reasonably satisfactory to the Indenture Trustee, as additional loss payee.

                  (g) Up Front Fee. The Issuer shall have paid, or made arrangements for payment satisfactory to the Deal Agent for, the up front fee set forth in the letter agreement, dated as of the Closing Date between the Issuer and First Union Securities, Inc.

                  (h) Limited Partnership Interests. Variable Funding Capital Corporation and First Union Investors shall have purchased the limited partnership interests in the Issuer.

                  (i) Merger. Universal Compression, Inc. and Weatherford Industries shall have consummated their merger.

                  (j) [Reserved]

                  (k) Ratings of Universal's High Yield Debt. Universal's high yield debt issued contemporaneously with the execution and delivery of this Series 2001-1 Supplement is rated "BB-" or higher by S&P and "Ba3" by Moody's.

                  (l) Credit and Collection Policy. The Issuer shall have delivered to the Deal Agent two (2) copies of Universal's Credit and Collection Policy.

                  (m) Issuer Certificate An officer's certificate certifying that all of the conditions set forth in clauses (a) through (l) above have been satisfied.

                  Section 502. Advances on Series 2001-1 Notes. The obligation of each of the Series 2001-1 Noteholders to make a Class A Advance pursuant to its commitment under this Supplement and the Series 2001-1 Note Purchase Agreement is subject to the following further conditions precedent being fulfilled with respect to each such Class A Advance:

                  (a) Default. Before and after giving effect to such Class A Advance, no Event of Default or Manager Default shall have occurred and be continuing.

                  (b) Trigger Event. Before and after giving effect to such Class A Advance, no Trigger Event or Potential Trigger Event shall have occurred and be continuing unless such Class A Advance has been approved by each of (i) the Requisite Global Majority and (ii) each Series 2001-1 Noteholder.

                  (c) Certification. Issuer shall have delivered to the Deal Agent a compliance certificate, signed by a financial officer of Issuer stating that (i) each of the conditions precedent set forth in this Section 502 and in the Series 2001-1 Note Purchase Agreement have been satisfied with respect to such Class A Advance and (ii) that all of the representations and warranties of the Issuer contained in each Series 2001-1 Transaction Document is true and correct in all material respects as of the date of such Class A Advance.

                  (d) Asset Base Certificate. Issuer shall have delivered to the Deal Agent a duly completed and executed Asset Base Certificate, determined after giving effect to any Eligible Compressors to be acquired with the proceeds of such Class A Advance, which demonstrates that, after giving effect to such Class A Advance, (A) the sum of (i) the Aggregate Class A Note Principal

Balances and (ii) the then unpaid Capital does not exceed the Asset Base, (B) no Net Revenue Event exists or would exist, or (C) no Overcollateralization Event exists or would exist.

                  (e) Conversion Date. The Conversion Date shall not have occurred.

                  (f) Issuer Certificate An officer's certificate certifying that all of the conditions set forth in paragraphs (a) through (e) of this
Section 502 have been satisfied.

                                   ARTICLE VI


                         Representations and Warranties

                  To induce the Series 2001-1 Noteholders to purchase the Series 2001-1 Notes hereunder, the Issuer hereby represents and warrants (as of the Effective Date and each date on which a Class A Advance is made) to the Indenture Trustee for the benefit of the Series 2001-1 Noteholders that:

                  Section 601 Existence. Issuer is a Delaware limited partnership duly formed and validly existing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer.

                  Section 602. Authorization. Issuer has the partnership power and is duly authorized to execute and deliver this Supplement and the other Series 2001-1 Transaction Documents to which it is a party; Issuer is and will continue to be duly authorized to borrow monies hereunder; and Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2001-1 Transaction Documents. The execution, delivery and performance by Issuer of this Supplement and the other Series 2001-1 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, partner or any other Person which has not already been obtained.

                  Section 603. No Conflict; Legal Compliance. The execution, delivery and performance of this Supplement and each of the other Series 2001-1 Transaction Documents and the execution, delivery and payment of the Series 2001-1 Notes will not: (a) contravene any provision of Issuer's partnership agreement; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that could result in a Material Adverse Change; or (c) violate or result in the breach of, or constitute a default under the Indenture, the Series 2001-1 Transaction Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which Issuer is a party or by which Issuer, or its property and assets may be bound or affected that could result in a Material Adverse Change. Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party that could result in a Material Adverse Change.

                  Section 604. Validity and Binding Effect. This Supplement is, and each Series 2001-1 Transaction Document to which Issuer is a party, when duly executed and delivered, will be, legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  Section 605. Financial Statements. Since September 30, 2000, there has been no Material Adverse Change in the financial condition of any Universal Party.

                  Section 606. Executive Offices. The current location of Issuer's chief executive office and principal place of business is 2911 Turtle Creek Boulevard, Suite 1240, Dallas, Texas 75219.

                  Section 607. No Agreements or Contracts. The Issuer is not now and has not been a party to any contract or agreement (whether written or oral) other than the Series 2001-1 Transaction Documents.

                  Section 608. Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which Issuer is bound, is required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2001-1 Transaction Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the Effective Date. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2001-1 Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect, or due provision has been made therefor reasonably acceptable to the Indenture Trustee and the Majority of Holders.

                  Section 609. Margin Regulations. Issuer does not own any "margin security", as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2001-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of the proceeds of the Series 2001-1 Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a "purpose credit" within the meaning of Regulations T, U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                  Section 610. Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by Issuer have been filed with the appropriate Governmental Authorities, and all Taxes, Other Taxes and other impositions shown thereon to be due and payable by Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Noteholders pursuant to Section 626 of the Indenture. Issuer has paid when due and payable all material charges upon the books of Issuer and no Governmental Authority has asserted any Lien against Issuer with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

                  Section 611. Other Regulations. Issuer is not: (a) a "public utility company" or a "holding company," or an "affiliate" or a "Subsidiary company" of a "holding company," or an "affiliate" of such a "Subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Series 2001-1 Notes hereunder and the application of the proceeds and repayment thereof by Issuer and the performance of the transactions contemplated by this Supplement and the other Series 2001-1 Transaction Documents will not violate any provision of the Investment Company Act or the Public Utility Holding Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  Section 612. Solvency and Separateness.

                      (i) The capital of the Issuer is adequate for the business and undertakings of the Issuer;

                      (ii) Other than with respect to the transactions
                  contemplated by the Series 2001-1 Transaction Documents, the Issuer is not engaged in any business transactions with any Universal Party;

                      (iii) A majority of the directors of a general partner
                  of the Issuer are Independent Directors;

                      (iv) The Issuer's funds and assets are not, and will not be, commingled with those of any Universal Party, except as permitted by the Management Agreement;

                      (v) The partnership agreement of the Issuer requires it to maintain correct and complete books and records of account; and

                      (vi) The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2001-1 Transaction Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

                  Section 613. Survival of Representations and Warranties. So long as any of the Series 2001-1 Notes shall be Outstanding and until payment and performance in full of the Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

                  Section 614. No Default. No Event of Default, Manager Default or Trigger Event has occurred and is continuing and no event has occurred that with the passage of time would become an Event of Default, Manager Default or Trigger Event.

                  Section 615. Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer or any of its Affiliates the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

                  Section 616. Title; Liens. Issuer has good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for the Lien created or permitted pursuant to the Indenture.

                  Section 617. Subsidiaries.  Issuer has had no subsidiaries.

                  Section 618. No Partnership. Issuer is not a partner or joint venturer in any partnership or joint venture.

                                   ARTICLE VII

                            Miscellaneous Provisions

                  Section 701. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

                  Section 702. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  Section 703. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 704. Statutory References. References in this Supplement and any other Series 2001-1 Transaction Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.



                                BRL UNIVERSAL COMPRESSION FUNDING I, L.P.

                                By:    BRL UNIVERSAL COMPRESSION
                                       MANAGEMENT, INC.
                                       Its:  general partner


                                       By:  /s/ GREGORY C. GREENE
                                          -------------------------------------

                                       Name:    Gregory C. Greene
                                            -----------------------------------

                                       Title:   President
                                             ----------------------------------



                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity, but solely as Indenture Trustee


                                       By:   /s/ MARIANNA C. STERSHIC
                                          -------------------------------------

                                       Name:     Marianna C. Stershic
                                            -----------------------------------

                                       Title:    Vice President
                                             ----------------------------------

                                                                   EXHIBIT A


                              FORM OF CLASS A NOTE

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED FOR SALE, TRANSFER OR ASSIGNMENT UNLESS (1) SO REGISTERED OR THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER AND (2) SUCH TRANSACTION COMPLIES WITH THE PROVISIONS SET FORTH IN SECTION 205 OF THE INDENTURE. BECAUSE OF THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY TO THE INDENTURE TRUSTEE.

EACH PURCHASER OF A CLASS A NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASER, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT EITHER
(1) IT IS NOT ACQUIRING A CLASS A NOTE WITH THE ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A "PLAN" WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986; OR (2) THE ACQUISITION AND HOLDING OF A CLASS A NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406(a) OF ERISA OR SECTION 4975 OF THE CODE.


             BRL UNIVERSAL COMPRESSION FUNDING I, L.P. SECURED NOTE
                             SERIES 2001-1, CLASS A

Up to $194,000,000                                                        No. 1
                                                               February 9, 2001

                  KNOW ALL PERSONS BY THESE PRESENTS that BRL UNIVERSAL COMPRESSION FUNDING I, L.P., a Delaware limited partnership (the "Issuer"), for value received, hereby promises to pay to First Union Securities Inc., as agent for Variable Funding Capital Corporation and the related purchasers, or their registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to One Hundred Ninety-Four Million Dollars ($194,000,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of February 9, 2001 (as amended, restated or otherwise modified from time to time, the "Indenture") and the Series 2001-1 Supplement, dated as of February 9, 2001 (as amended, restated or otherwise modified from time to time, the "Series 2001-1 Supplement"), each between the Issuer and Wells Fargo Bank Minnesota, National Association as indenture trustee

(the "Indenture Trustee"), (ii) interest on the outstanding principal amount of this Class A Note on the dates and in the amounts set forth in the Indenture and the Series 2001-1 Supplement and (iii) the other amounts required to be paid pursuant to the Indenture and the Series 2000-1 Supplement. A record of each Class A Advance, Prepayment and repayment shall be made by the Deal Agent and absent manifest error such record shall be conclusive. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2001-1 Supplement.

                  Payment of the principal of and interest on this Class A Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Class A Note is payable at the times and in the amounts set forth in the Indenture and the 2001-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

                  This Class A Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to One Hundred Ninety-Four Million Dollars ($194,000,000.00) pursuant to the Indenture and the Series 2001-1 Supplement.

                  The Class A Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to the limitations set forth in, the Indenture and the Series 2001-1 Supplement.

                  This Class A Note is transferable as provided in the Indenture and the Series 2001-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Class A Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Class A Notes.

                  The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the person in whose name this Class A Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

                  The Class A Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2001-1 Supplement.

                  If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Class A Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2001-1 Supplement.

                  The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Class A Note and on all future holders of this Class A Note and of any Class A Note issued in lieu hereof whether or not notation of such consent is made upon this Class A Note. Supplements and amendments to the Indenture and the Series 2001-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2001-1 Supplement.

                  The Holder of this Class A Note shall have no right to enforce the provisions of the Indenture and the Series 2001-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2001-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2001-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2001-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Class A Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1211 of the Indenture and the Series 2001-1 Supplement.

                  Each purchaser of a Class A Note shall be deemed to represent and warrant to the Initial Purchaser, the Issuer, the Indenture Trustee and the Manager that either (1) it is not acquiring a Class A Note with the assets of an "Employee Benefit Plan" as Defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as Amended, or a "Plan" Within the Meaning of
Section 4975 of the Internal Revenue Code of 1986; or (2) the acquisition and holding of a Class A Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

                  This Class A Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its conflicts of law principles.

                  All terms and provisions of the Indenture and the Series 2001-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.

                  IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2001-1 Supplement and the issuance of this Class A Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Class A Note shall not be entitled to any benefit under the Indenture and the Series 2001-1 Supplement, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, BRL Universal Compression Funding L.P. has caused this Class A Note to be duly executed by its duly authorized representative, on this _____ day of February, 2001.


                                BRL UNIVERSAL COMPRESSION
                                   FUNDING I, L.P.

                                By: BRL COMPRESSION MANAGEMENT,
                                    INC. its general partner

                                By: ___________________________________

                                Its:___________________________________






                  This Note is one of the Class A Notes described in the within-mentioned Indenture and the Series 2001-1 Supplement.

                         WELLS FARGO BANK MINNESOTA, N. A.


                         By: ____________________________________

                         Its: ___________________________________